                                                                   Exhibit 11.1

                           COMPUTER LEARNING CENTERS, INC.
                          Computation of Earnings Per Share
               (dollar amounts in thousands, except per share amounts)
                                     (unaudited)


                                     For the three-month period ended July 31,
                                     -----------------------------------------
                                                   1997         1996
                                               ----------    ---------

Net income                                      $   2,078    $   1,257
                                                ---------    ---------

Weighted average number of common
shares outstanding:

Common Stock                                    7,901,565    6,441,509

Common Stock Equivalents:

  Employee stock options                          517,154      431,333

  Non employee stock options                       36,318      159,002
                                                ---------    ---------
Weighted average common shares outstanding      8,455,037    7,031,844
                                                ---------    ---------
Earnings per share:

  Net income per share                              $0.25        $0.18
                                                ---------    ---------


Share amounts and earnings per share restated to reflect the April 1997 three for two stock split.

                                                                    Exhibit 11.1
                           COMPUTER LEARNING CENTERS, INC.
                          Computation of Earnings Per Share
               (dollar amounts in thousands, except per share amounts)
                                     (unaudited)


                                       For the six-month period ended July 31,
                                       ---------------------------------------

                                                   1997         1996
                                                ---------     ---------
Net income                                         $4,321        $2,464
                                                ---------     ---------

Weighted average number of common
shares outstanding:

Common Stock                                    7,863,794     6,415,196

Common Stock Equivalents:

  Employee stock options                          486,729       345,493

  Non employee stock options                       33,279       111,114
                                                ---------     ---------
Weighted average common shares outstanding      8,383,802     6,871,803
                                                ---------     ---------

Earnings per share:

  Net income per share                              $0.52         $0.36
                                                ---------     ---------


Share amounts and earnings per share restated to reflect the April 1997 three for two stock split.


                                      32